SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (date of earliest event reported) DECEMBER 9, 1997


                              MARKER INTERNATIONAL

             (Exact name of registrant as specified in its charter)


UTAH                                   0-24556                 87-037275
(State or other jurisdiction of      (Commission             (IRS Employer
 incorporation)                      File Number)              ID Number)


 1070 WEST 2300 SOUTH, SALT LAKE CITY, UTAH                   84119
(Address of principal executive offices)                   (Zip Code)

Registrant's Telephone Number,
 including area code:                             (801) 972-2100


                        N/A
(Former name or former address, if changed since last report)

Item 5.    OTHER EVENTS.

     On December 2, 1997, the Registrant received the Arbitrator's decision in Phase I of the binding American Arbitration Association proceeding between DNR Sportsystem Ltd. ("DNR"), an 80% owned subsidiary of the Registrant and Tom Sims ("Sims"). The proceeding resulted from Sims' September 1996 termination of DNR's 1991 License Agreement for use of the Sims trademark on snowboard products. The arbitrator ruled that while Sims had a basis for terminating the License Agreement for technical noncompliance, and would be entitled to damages, if any, resulting therefrom, DNR is entitled to damages against Sims for failure to honor DNR's right of first refusal to purchase Sims' trademarks. The arbitrator indicated that he will hold a hearing on December 22, 1997 to schedule Phase II of the proceeding, which will determine the amount of damages DNR will recover for Sims' failure to honor DNR's right of first refusal and any damages due Sims for breaches of the License Agreement by DNR. The complete text of the decision is included as Exhibit 20(b) hereto.

     On December 3, 1997, the Registrant issued the news release set forth as
Exhibit 20(a) hereto.


Item 7.   Financial Statements, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS

None.

(b) PRO FORMA FINANCIAL STATEMENTS

None.

(c) EXHIBITS

    20(a)  News Release, dated December 3, 1997.
    20(b) Decision of the American Arbitration Association, dated December 1, 1997.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         MARKER INTERNATIONAL


                                         By:  /S/ TERRY J. TUTTLE
                                              Name:   Terry J. Tuttle
                                              Title:  Chief Financial Officer


Dated:  December 8, 1997

                                  EXHIBIT INDEX


EXHIBIT     DESCRIPTION





20(a)       News Release, dated December 3, 1997.


20(b)       Decision of the American Arbitration Association, dated December 1,
            1997.